STATEMENT OF CHIEF EXECUTIVE OFFICER OF
                         GOLD KIST INC.
               PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
              906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Gold Kist Inc. (the "Company") on Form 10-Q for the quarter ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Bekkers, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Act of 1934;
          and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ John Bekkers
John Bekkers
President and Chief Executive Officer
Date:  May 12, 2003

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